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Exhibit 11           Omnicare, Inc. and Subsidiary Companies
                    Computation of Earnings Per Common Share
                      (in thousands, except per share data)



                                                                           Three Months Ended                 Six Months Ended
                                                                                 June 30,                         June 30,
                                                                        ------------------------           ----------------------
                                                                          1996             1995              1996           1995
                                                                        -------          -------           -------        -------
Primary Earnings
 Net income                                                             $10,396          $ 4,896           $18,525        $10,147
 Aftertax expense related to preferred
    stock dividend payable to minority
    interest in subsidiary                                                    2                3                 5              6
 Minority interest in net income of
    subsidiary                                                              (24)              (6)              (33)           (10)
                                                                        -------          -------           -------        -------

 Net income as adjusted                                                 $10,374          $ 4,893           $18,497        $10,143
                                                                        =======          =======           =======        =======

  Shares
  Weighted average number of common
     shares outstanding                                                  65,123           52,460            59,425         52,200
  Additional shares assuming conversion of:
     Stock options and stock warrants                                     2,218            1,220             2,170          1,244
                                                                        -------          -------           -------        -------
  Average common shares outstanding and
     equivalent as adjusted                                              67,341           53,680            61,595         53,444
                                                                        =======          =======           =======        =======

 Primary earnings per common share                                      $  0.15          $  0.09           $  0.30        $  0.19
                                                                        =======          =======           =======        =======

Fully Diluted Earnings
 Net income                                                             $10,396          $ 4,896           $18,525        $10,147
 Aftertax expense related to preferred stock
    dividend payable to minority interest in
    subsidiary                                                                2                3                 5              6
 Minority interest in net income of
    subsidiary                                                              (24)              (6)              (33)           (10)
 Aftertax interest expense related to 5 3/4%
    convertible subordinated debentures                                     755              802             1,553          1,605
                                                                        -------          -------           -------        -------

 Net income as adjusted                                                 $11,129          $ 5,695           $20,050        $11,748
                                                                        =======          =======           =======        =======

  Shares
  Weighted average number of common
     shares outstanding                                                  65,123           52,460            59,425         52,200
  Additional shares assuming conversion of:
     Stock options and stock warrants                                     2,218            1,402             2,239          1,430
     Convertible subordinated debentures                                 10,484           11,150            10,798         11,150
                                                                        -------          -------           -------        -------
  Average common shares outstanding and
     equivalents as adjusted                                             77,825           65,012            72,462         64,780
                                                                        =======          =======           =======        =======

   Fully diluted earnings per common share                              $  0.14          $  0.09           $  0.28        $  0.18
                                                                        =======          =======           =======        =======

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